

                                                                                                  EXHIBIT 11



                               Movie Gallery, Inc.
                        Computation of Earnings Per Share

                                                                          Year Ended
                                                         -------------------------------------------------
                                                            January 5        December 31       December 31
                                                               1997              1995              1994
                                                         -------------------------------------------------

Pro forma net income                                      $ 1,606,000       $ 13,437,000       $ 5,151,000
                                                         =================================================

Shares:
Weighted average common shares outstanding                 13,241,403         11,794,917         7,945,634
Net effect of dilutive stock options                          126,973            358,149            68,804
Shares required to fund distribution of undistributed
     S corporation earnings (1)                                                                    137,085
                                                         -------------------------------------------------

Shares used in computing pro forma
    net income per share                                   13,368,376         12,153,066         8,151,523
                                                         =================================================

Pro forma net income per share                            $      0.12        $      1.11        $     0.63
                                                         =================================================


(1) Number of shares required to be issued at a public offering price of $14.00 per share to fund the distribution of $2,500,000 of undistributed S corporation earnings for the period prior to the Company's initial public offering in August 1994.

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